Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this amendment to the Registration Statement on Form S-1/A of our report dated August 1, 2008, relating to the financial statements of Western Lucrative Enterprises, Inc. for the period ended July 22, 2008, which appears in such Registration Statement.

/s/ The Blackwing Group LLC

Independence, Missouri

January 19, 2008